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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC, 20549

____________________

FORM 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported: November 30, 2007)

______________________

INNOPHOS HOLDINGS, INC.

(exact names of registrants as specified on their charters)

______________________

Delaware	001-33124	20-1380758
(states or other jurisdictions of incorporation)	(Commission File numbers)	(IRS Employer Identification Nos.)

259 Prospect Plains Road

Cranbury, New Jersey 08512

(Address of Principal Executive Officer, including Zip Code)

(609) 495-2495

(Registrants' Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

    Effective November 30, 2007, the Registrant’s Board of Directors adopted amendments to the Registrant’s Bylaws and those of its two wholly-owned subsidiaries, Innophos Investments Holdings, Inc. and Innophos, Inc., creating the office of Lead Independent Director and providing for its duties.

    According to the Bylaws as amended, whenever a director who does not meet the applicable regulatory standards of “independence” is serving as Chairman of the Board of Directors, the Board is required, as soon as practicable, to elect a director meeting the independence criteria as a “Lead Independent Director.”  The Lead Independent Director is charged with presiding at meetings of the stockholders and Board of Directors in the absence of the Chairman of the Board and with such other duties as assigned by the Board from time to time. In connection with creating the position, the Board of Directors also adopted resolutions providing for detailed powers and duties for the Lead Independent Director, including, among other things:

  coordinating and developing the agenda for, and scheduling and moderating, executive sessions of the independent directors in compliance with exchange listing standards;
  formulating Board agenda items from the perspective of the independent directors and coordinating in scheduling Board meetings;
  acting as principal liaison between the independent directors and the chairman of the board and/or chief executive officer on sensitive matters working with committees of the Board to assess the quality, quantity, and timeliness of the flow of information from management to the Board; and
  working with the appropriate committees of the Board to recommend the membership of the various committees and their chairs.

    At present, three of the Registrant’s five directors satisfy the independence criteria prescribed under rules of the NASDAQ Stock Market.  One of the two remaining directors, Randolph Gress, Chief Executive Officer and President of the Registrant, is not “independent” under those rules and currently serves as Chairman of the Board. As a result, under the newly adopted Bylaws, the Board of Directors, effective November 30, 2007, elected Gary Cappeline as the Lead Independent Director. Mr. Cappeline has served on the Board of Directors of the Registrant and its subsidiaries since January 2007 and sits on all three of its standing committees, Audit, Compensation, and Nominating & Corporate Governance.  Mr. Cappeline’s election as the Lead Independent Director is for a term ending with the Registrant’s 2009 Annual Meeting of Stockholders.

The following exhibits are filed with this report:

Exhibit No.	Description

99.1	Bylaws of Registrant, Amended and Restated as of November 30, 2007

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INNOPHOS HOLDINGS, INC.

Dated: December 6, 2007	By:	/s/ William N. Farran
	Name:	William N. Farran
	Title:	Vice President and General Counsel

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